Exhibit 4.38.1

Dated 20 December 2019

Between

SRV JOINT GAS TWO LTD.

as Borrower

and

DNB BANK ASA

(formerly known as DnB NOR BANK ASA)

as Security Trustee and as Agent for the Finance Parties

__________________________________________________________________________________________

AMENDMENT AGREEMENT RELATING TO A USD300,000,000

TERM FACILITY AGREEMENT DATED 20 DECEMBER 2007

(AS AMENDED ON 25 MARCH 2010, 26 AUGUST 2010

AND 29 JUNE 2012)

__________________________________________________________________________________________

Ince

Aldgate Tower

2 Leman Street

London E1 8QN

Tel: +44 (0) 20 7481 0010

Fax: +44 (0) 20 7481 4968

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THIS AGREEMENT is dated 20 December 2019 and made between:

(1)	SRV JOINT GAS TWO LTD. as borrower (the "Borrower");

(2)	DNB BANK ASA (formerly known as DnB NOR Bank ASA) as security trustee (the "Security Trustee"); and

(3)	DNB BANK ASA (formerly known as DnB NOR Bank ASA) as agent for the Finance Parties (the "Agent").

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Original Facility Agreement, as amended by this Agreement.

"Charter" means the time charterparty of the Ship dated 20 March 2007, originally entered into between the Borrower and the Original Charterer, as novated by a first novation agreement dated 25 March 2010 entered into between the Borrower, the Original Charterer and Global LNG SAS (formerly known as Global LNG Supply SA) as replacement charterer (the “Intermediate Charterer”) and as amended by the First Charter Amendment, the Second Charter Amendment, a third amendment dated 23 April 2014, the Fourth Charter Amendment and to be further amended by a second novation agreement dated December 2019 entered into between the Borrower, the Intermediate Charterer and the Charterer (the “Novation Agreement”).

“Charterer” means Total Gas and Power Limited, a company incorporated in England with company number 02172239 and having its registered office at 13th Floor, 10 Upper Bank Street, Canary Wharf, London, E14 5BF and trading through its Geneva Branch office Total Gas and Power Limited, London, Meyrin – Geneva Branch at Route de l’Aeroport 10, 1215, Geneva, Switzerland;

“Charter Assignment” means the assignment of the rights of the Borrower under the Charter to be executed by the Borrower and the Security Trustee in agreed form replacing the charter assignment for the Ship dated 25 March 2010 (the “Existing Charter Assignment”).

“Charter Ownership Undertaking” means the undertaking from the Project Sponsor as defined in Clause 3.3(a) to the Borrower dated December 2019 replacing the charter ownership undertaking dated 13 July 2018 (the “Existing Charter Ownership Undertaking”);

“Comfort Letter” means the letter dated December 2019 from the Project Sponsor to the Borrower replacing the comfort letter dated 13 July 2018 (the “Existing Comfort Letter”);

"Effective Date" means the date on which the Agent confirms to the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

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“Existing Consent and Agreement” means the Consent and Agreement dated 25 March 2010 between the Borrower, the Intermediate Charterer and the Security Trustee;

“Information Sharing Letter” means the letter from the Project Sponsor dated December 2019 replacing the information sharing letter dated 13 July 2018 (the “Existing Information Sharing Letter”);

"Original Facility Agreement" means the Facility Agreement dated 20 December 2007 as amended on 25 March 2010, 26 August 2010 and 29 June 2012 between the Borrower, the Agent and the other Finance Parties; and

“Consent and Agreement” means the Consent and Agreement to be made between the Borrower, the Charterer and the Security Trustee, in the form prescribed in the Charter (but amended in accordance with the Novation Agreement) replacing the Existing Consent and Agreement.

“Replacement Security Documents” means:

(a)	the Charter Assignment; and

(b)	the Consent and Agreement.

“Replacement Underlying Documents” means:

(a)	the Charter Ownership Undertaking;

(b)	the Comfort Letter;

(c)	the Information Sharing Letter; and

(d)	the Charter.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term used in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

(a)	In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule of this Agreement.

(b)	Clause and Schedule headings are for ease of reference only.

1.4	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

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1.5	Designation

In accordance with the Original Facility Agreement, the Agent and the Borrower designate this Agreement as a Finance Document.

2	CONSENTS

With effect from the Effective Date, the Agent (acting with the consent and authorisation of the Majority Lenders) gives its consent to the amendments to the Charter as contained in the Novation Agreement (as required under Clause 23.12 of the Original Facility Agreement and Clause 4.2 of the Charter Assignment).

3	AMENDMENTS

3.1	With effect from the Effective Date, Clause 1.1 of the Original Facility Agreement shall be amended as follows:

(a)	by replacing the definition of “Charter” and “Charterer” in the Original Facility Agreement with the definition of such term in Clause 1.1 of this Agreement;

(b)	by replacing the definitions of “Charter Ownership Undertaking”, “Comfort Letter and “Information Sharing Letter” in the Original Facility Agreement with the definitions of such terms in Clause 1.1 of this Agreement;

3.2	With effect from the Effective Date, by construing references to the Charter Assignment and the Consent and Agreement to the Replacement Security Documents as defined in Clause 1.1 of this Agreement.

3.3	With effect from 13 July 2018 (being the date on which the ownership of the Intermediate Charterer was transferred from GDF Suez S.A. to Elf Acquitaine S.A.S. (a wholly-owned subsidiary of Total S.A.):

(a)	The definition of Project Sponsor in Clause 1.1 of the Original Facility Agreement is replaced with the following:

“Project Sponsor” means TOTAL S.A., a société anonyme incorporated under the laws of France, having its registered office at 2 place Jean Millier – La Défénse 6-92400 Courbevoie France.

3.4	Each of the other Finance Documents shall be amended so that any reference therein to “the Facility Agreement” shall be construed as a reference to the Amended Facility Agreement.

4	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.2	Further assurance

The Borrower shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

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5	FEES, COSTS AND EXPENSES

5.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred in connection with the registration, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2	Enforcement Costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement, or the preservation, of any rights under this Agreement.

6	MISCELLANEOUS

6.1	Incorporation of terms

The provisions of Clause 32 (Notices), Clause 34 (Partial Invalidity), Clause 35 (Remedies, Waivers and Conflicts) and Clause 39 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in these clauses to "this Agreement" are references to this Agreement.

6.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

CONDITIONS PRECEDENT

1.	Borrower

(a)	A Certified Copy of the constitutional and incorporation documents of the Borrower.

(b)	A Certified Copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by this Agreement, and the Novation Agreement resolving that it execute this Agreement and the Novation Agreement;

(ii)	authorising a specified person or persons to execute this Agreement and the Novation Agreement; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and the Novation Agreement.

(c)	the original of any power of attorney under which this Agreement and the Novation Agreement is executed on behalf of the Borrower.

2.	Intermediate Charterer [Subject to confirmation by Norton Rose Fulbright Paris]

(a)	A copy of the current consolidated articles of association of the Intermediate Charterer;

(b)	A copy of the minutes of the board of directors of the Intermediate Charterer approving the execution of the Novation Agreement by a director, authorised signatory or attorney (or any other applicable signing authorities) of the Intermediate Charterer as required in order to issue the legal opinion set out in 6 (d) below.

3.	Charterer [Subject to confirmation by Norton Rose Fulbright London]

(a)	a Copy of the constitutional and incorporation documents of the Charterer.

(b)	a Copy of a resolutions of the board of directions of the Charterer:

(i)	approving the terms of, and the transactions contemplated by the Novation Agreement resolving that it execute the Novation Agreement;

(ii)	authorising a specified person or persons to execute the Novation Agreement; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Novation Agreement.

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(iv)	the original of any power of attorney under which and the Novation Agreement is executed on behalf of the Charter.

4.	Finance Documents

Duly executed originals of:

(a)	this Agreement;

(b)	the replacement Charter Assignment;

(c)	the replacement Consent and Agreement.

5.	Underlying Documents

Evidence satisfactory to the Agent (acting reasonably) that the Novation Agreement (and the Replacement Underlying Documents) shall become effective upon the occurrence of the Effective Date (together with a certified copy of the Novation Agreement) together with certified copies of:

(a)	the Charter Ownership Undertaking;

(b)	the Comfort Letter

(c)	the Information Sharing Letter; and

(d)	the Charter

6.	Legal opinions

(a)	An English legal opinion from Ince, addressed to the Arranger, the Agent and the Original Lenders on the Finance Documents.

(b)	An English legal opinion from Norton Rose Fulbright London addressed to the Arranger, the Agent and the Original Lenders.

(c)	A Cayman Islands legal opinion from Maples & Calder, addressed to the Arranger, the Agent and the Original Lenders.

(d)	A French legal opinion from Norton Rose Fulbright Paris addressed to the Arranger, the Agent and the Original Lenders.

(e)	A Swiss legal opinion from Lenz & Staehelin addressed to the Arranger, the Agent and the Original Lenders.

(f)	Such other legal opinions as the Agent may reasonably require in relation to any other Finance Document and/or the jurisdiction in which the Ship will be located under a sub-charter requiring the Ship to be in FSRU mode.

7.	Other documents and evidence

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

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SIGNATURES

THE BORROWER

SRV JOINT GAS TWO LTD.

By:	/s/ Parit Patani
Parit Patani
Attorney-in-Fact

Address:	c/o Höegh LNG AS
Drammensveien 134
PO Box 4, Skoyen
N-0212 Oslo, Norway

Fax:	+47 9755 7401

THE AGENT (FOR THE FINANCE PARTIES)

DNB BANK ASA

By:	/s/ Marius Johannesen	/s/ Dag Iversen
	Marius Johannesen	Dag Iversen
	Advisor	Advisor

Address:	Dronning Eufemias gate 30,
M15, 0191 Oslo, Norway

Fax:	+47 22 48 28 94

THE SECURITY TRUSTEE

DNB BANK ASA

By:	/s/ Marius Johannesen	/s/ Dag Iversen
	Marius Johannesen	Dag Iversen
	Advisor	Advisor

Address:	Dronning Eufemias gate 30,
M15, 0191 Oslo, Norway

Fax:	+47 22 48 28 94

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